UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 William Street Paddington NSW 2021 Australia
(Address of principal executive offices)

(310) 890-5652

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Agreement.

1. On June 17, 2015, Banjo & Matilda, Inc. (the “Company”) entered into a Financial Advisor Agreement with Forefront Capital Markets, LLC (“Forefront”), pursuant to which it engaged Forefront to act as its financial advisor and placement agent on a non-exclusive basis for a term of 24 months.

As compensation for its financial advisory services, the Company agreed:

(i) to pay Forefront a cash placement fee payable upon each closing of an offering of its securities of gross proceeds received from investors who were introduced to the offering by Forefront (“Covered Investors”) equal to 7% of the gross proceeds received from Covered Investors in any placement of equity or securities exercisable for or convertible into equity and 3% of the gross proceeds received from Covered Investors in any placement of debt securities and 3% of the gross proceeds received from non-Covered Persons for any placement of equity or securities exercisable or convertible into equity and 1% of the gross proceeds received from non-Covered Persons for any placement of debt, in each case where the Company has requested the assistance of Forefront. In addition, the Company will pay Forefront a cash fee of from 3% to 1% on a sliding scale for other offerings subject to certain exceptions, including offerings of up to a total of $250,000 to investors who acquired debt or equity in the Company prior to June 17, 2015 and who hold debt or equity of the Company at the time of a future investment.

(ii) to issue to Forefront or its designee(s) a warrant to purchase a number of shares of the Company’s common stock equal to (x) seven percent (7%) of the Company’s common stock underlying the securities issued to Covered Investors in the offering, and (y) three percent (3%) of the Company’s common stock underlying the securities issued to non-Covered Investors for an offering of the Company’s equity securities or securities exercisable for a convertible into equity. The warrants, to be issued at each closing, will (i) have an exercise price equal to the sum of the price of the securities and any amount to be paid on the exercise of the securities issued to the investors in the offering, (ii) expire 5 years from the date of issuance, (iii) contain standard weighted average anti-dilution protection (iv) include customary piggy-back registration rights in the event of any registration of its securities by the Company, other than a registration on Form S-4 or S-8 or any successor thereto, and any registration rights that may be provided to the Covered Investors, (v) contain provisions for cashless exercise so long as the underlying securities are not registered for sale under the Securities Act of 1933, as amended, and during an approximate three month period immediately prior to the expiration of the warrant and (vi) include such other terms that are normal and customary for warrants of this type.

(iii) upon the consummation of any investment, joint venture or business combination (collectively, a “Business Combination”) during the term of engagement with a party introduced by Forefront (a “Covered Partner”) or in respect of which Forefront is asked by the Company to render assistance to the Company, the Company shall pay Forefront at the closing or closings of such Business Combination 3% of the Transaction Value (as defined).

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If within 18 months after the termination of the Financial Advisor Agreement, the Company completes any public or private financing (“Financing”) of any securities (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to the Financial Advisor Agreement) with any investors to which Forefront provided marketing materials for an offering during the term and which were introduced to the Financing by Forefront, the Company will pay to Forefront upon the closing of such financing (i) if such Financing occurs within nine months of the date of expiration or termination of the financial Advisor Agreement, the cash and warrant compensation set forth above (the “Source Fee”) or (ii) if such Financing occurs after nine months and within 18 months of the date of expiration or termination of the Financial Advisor Agreement, one-third (1/3) of the Source Fee.

The Financial Advisor Agreement also grants Forefront a right of first refusal to act as one of the lead underwriters, managers, placement agent or mergers and acquisition advisors (if then authorized to do so as a registered broker/dealer), as the case may be, in the public or private offering by the Company or Business Combination of the Company (or any of its subsidiaries) for the greater of the term of the agreement or 12 months from the date of a closing and with a minimum of 20% of the securities placed and 20% of the underwriting, management, advisory or placement agent fees.

In addition, the Company agreed to issue to Forefront or its designee(s) a warrant to purchase six million (6,000,000) shares of the Company’s common stock upon execution of the Financial Advisor Agreement. The warrant (i) is exercisable at an initial exercise price of eight cents ($0.08), (ii) expires 5 years from the date of issuance, (iii) contains standard weighted average anti-dilution protection (iv) includes customary piggy-back registration rights, including any registration rights that may be provided to investors, (v) contains provisions for cashless exercise and (vi) includes such other terms that are normal and customary for warrants of this type.

The exercise price for existing warrants received for investment banking services shall be reduced from $0.30 to $0.08.

The Company also agreed to indemnify Forefront in connection with the performance of services pursuant to the Financial Advisor Agreement.

2. On June 17, 2015, the Company and its wholly-owned US subsidiary, Banjo & Matilda (USA), Inc. (together, the “Borrowers”), entered into a Note Purchase Agreement with Forefront Income Trust, an affiliate of Forefront (the “Lender”), pursuant to which the Lender agreed to lend Borrowers $500,000 in consideration for the issuance of the Borrowers 18% secured promissory note in the principal amount of $500,000 due July 1, 2017 (the “Note”) to evidence their obligation to repay such indebtedness. The Note bears interest at the rate of 18% per annum, increasing to 22% per annum following and during the continuation of an Event of Default (as defined in the Note). The Borrowers may prepay all or a portion of the Note commencing 180 days after issuance for an amount equal to 115% of an amount equal to the sum of (i) the then outstanding principal amount of the Note plus (ii) accrued and unpaid interest on the unpaid principal amount of the Note to the prepayment date plus (iii) the amount of unpaid Default Interest, if any. Payment of amounts which the Borrower is obligated to pay pursuant to the Note is secured by a security interest in a deposit account for the proceeds of credit card transactions for the purchase of the Company’s merchandise pursuant to a Security Agreement dated June 15, 2015 by and among the Lender and the Borrower.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2015, the Company and its wholly-owned US subsidiary, Banjo & Matilda (USA), Inc. (together, the “Borrowers”) borrowed $500,000 from Forefront Income Trust (the “Lender”), an affiliate of Forefront, pursuant to the Note Purchase Agreement and issued to Forefront Income Trust their 18% secured promissory note in the principal amount of $500,000 due July 1, 2017 (the “Note”) to evidence their obligation to repay such indebtedness. The Note bears interest at the rate of 18% per annum, increasing to 22% per annum (“Default Interest”) following and during the continuation of an Event of Default (as defined in the Note). The Borrowers may prepay all or a portion of the Note commencing 180 days after issuance for an amount equal to 115% of an amount equal to the sum of (i) the then outstanding principal amount of the Note plus (ii) accrued and unpaid interest on the unpaid principal amount of the Note to the prepayment date plus (iii) the amount of unpaid Default Interest, if any. Payment of amounts which the Borrower is obligated to pay pursuant to the Note is secured by a security interest in accounts, instruments and deposit accounts for the proceeds of credit card transactions for the purchase of the Company’s merchandise pursuant to a Security Agreement dated June 17, 2015 by and among the Lender and the Borrower.

Item 3.02. Unregistered Sales of Equity Securities.

On June 17, 2015, the Company issued to Forefront Partners, LLC, an affiliate of Forefront, six million (6,000,000) shares of the Company’s common stock upon execution of the Financial Advisor Agreement. The warrant (i) is exercisable at an initial exercise price of eight cents ($0.08), (ii) expires 5 years from the date of issuance, (iii) contains standard weighted average anti-dilution protection (iv) includes customary piggy-back registration rights, including any registration rights that may be provided to investors, (v) contains provisions for cashless exercise and (vi) includes such other terms that are normal and customary for warrants of this type.

Forefront Partners, LLC is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and the issuance of the warrant is exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Financial Advisor Agreement dated June 17, 2015 with Forefront Capital Markets, LLC

10.2	Note Purchase Agreement dated June 17, 2015 by and among the Company, Banjo & Matilda (USA), Inc. and Forefront Income Trust.

10.3	Secured Promissory Note dated June 17, 2015 in the principal amount of $500,000 issued to Forefront Income Trust (annexed as Exhibit A to Exhibit 10.2).

10.4	Security Agreement dated June 17, 2015 by and among the Company, Banjo & Matilda (USA), Inc. and Forefront Income Trust.

10.5	Warrant to purchase 6,000,000 shares of common stock issued to Forefront Partners, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: June 18, 2015	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer

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